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                                                                   Exhibit 23.4

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 3, 1999 in the Registration Statement (Form S-3 No. 333-00000) and related Prospectus of Information Holdings Inc. for the registration of 4,000,000 shares of its common stock.

     We also consent to the incorporation by reference therein of our report dated March 3, 1999 with respect to the financial statement schedule of Information Holdings Inc. for the years ended December 31, 1998 and 1997 included in the Annual Report (Form 10-K) for 1998 filed with the Securities and Exchange Commission.



                                            /s/ Ernst & Young LLP


New York, New York
February 10, 2000